UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 21, 2006
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
          On November 21, 2006, James B. Hudak, a member of our board of directors, adopted a stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and our policies regarding stock transactions. In the future, Mr. Hudak will begin buying a portion of our stock pursuant to his stock trading plan. Transactions made pursuant to his plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.
          Rule 10b5-1 allows corporate insiders to establish pre-arranged written plans to buy or sell specified number of shares of company common stock over a pre-determined period of time. Insiders may adopt such plans when they are not in possession of material inside information in order to, among other things, avoid concerns about initiating stock transactions while in possession of material nonpublic information.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date: November 30, 2006	/s/ John G. Lettko

John G. Lettko
President and Chief Executive Officer